Exhibit 21

List of Subsidiaries

Most Home Corp.
Suite 100 - 11491 Kingston Street
Maple Ridge, BC V2X 0Y6

604587 British Columbia Ltd.

Most Referred Real Estate Agents Inc.

Amrr.com, Inc.